UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

Bluerock Multifamily Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 4, 2013, our Board of Directors authorized distributions payable to the stockholders of record each day for April 1, 2013 through June 30, 2013. Distributions payable to each stockholder of record will be paid, at the election of the stockholder, in cash or shares of our common stock on or before the 15th day of the following month.

8% Rate Stock Distribution

For those stockholders electing to receive their distributions in shares of our common stock, the declared distributions equal a daily stock distribution amount of $0.00219178 per share of common stock based on a value of the stock distributed of $10.00 per share. If this rate were paid each day for a 365-day period, it would equal an 8% annualized rate based on a purchase price of $10.00 per share. Stockholders desiring to elect to receive distributions in stock must make a written election to receive stock distributions by the 20th day of the month preceding the month in which the distributions accrue. Stock distribution election forms may be requested from the Company’s transfer agent, DST Systems, Inc.

Stockholders may terminate their election to receive stock distributions by delivering notice of their election to terminate to DST Systems, Inc. by the 20th day of the month preceding the month in which the stockholder intends for the termination to apply. A termination election will apply to all stock distributions in future months following the month in which the termination notice is submitted, unless the stockholder re-elects to receive stock distributions by completing another stock distribution election form. A stockholder may only re-elect to receive stock distributions once in a ninety (90) day period.

Stock distributions paid to stockholders will not be registered under the Securities Act of 1933 or with any state securities authority, and, therefore, the sale and transfer of such shares will be subject to compliance with federal and state securities exemptions, unless otherwise registered. Stockholders should contact their tax advisors to determine the federal and state tax implications of receiving distributions in the form of shares of our common stock. Stockholders wishing to make this stock distribution election should contact Investor Relations at 888-558-1031, or their financial advisor.

The Company is currently working with its transfer agent, DST Systems, Inc. to establish the protocol for processing the stock distribution elections, which may result in changes to the stock distribution election process or the time needed to process stock distribution elections made by stockholders.

7% Rate Cash Distribution

For those stockholders electing to receive their distributions in cash, the declared distributions equal a daily cash distribution amount of $0.00191781 per share of common stock. If this rate were paid each day for a 365-day period, it would equal a 7% annualized rate based on a purchase price of $10.00 per share. A portion of each distribution may constitute a return of capital for tax purposes.

There is no assurance that the Company will continue to declare distributions or at these rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

DATE: May 3, 2013	By:	/s/ Jordan B. Ruddy
Jordan B. Ruddy
President and Chief Operating Officer